UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 17, 2015

 GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Lexington Ave, 4th Floor

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 319-8400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 17, 2015, after an exhaustive search of Green Energy Management Services Holdings, Inc.’s (the “Company”) alternatives, to increase shareholder value, the Company’s Board of Directors (the “Board”) deemed it advisable and in the best interests of the Company and its shareholders for the Company to move away from its Energy Efficiency Business (as defined below) in order to proceed with establishing a business in the legal cannabis industry, as currently permitted under the laws of certain states (including Colorado) or maybe permitted from time to time in the future by federal laws and in other states. Such a change in the business direction of the Company was conditioned on the Company entering into the Advisory Services Agreement and executing the Asset Sale (each as defined below).

On March 17, 2015, the Company entered into the Advisory Services Agreement (the “Advisory Services Agreement”) with Lotus MMJ Consulting, LLC (“Lotus”), pursuant to which Lotus agreed to (i) provide certain services (including consulting services) to, or on behalf of, the Company in the area of legal medical marijuana sales and dispensary operations, cultivation, and processing, as well as retail marijuana sales, and (ii) assist the Company in facilitating a Business Combination in Colorado and/or such other states as mutually agreed to by the Company and Lotus, all as currently permitted under the laws of certain states (including Colorado) or maybe permitted from time to time in the future by federal laws and in other states, and as more fully described below.

Among other things, Lotus agreed to (a) assist the Company in identifying potential opportunities for the acquisition, licensing, and origination, of one or more (i) medical marijuana dispensaries, (ii) medical marijuana cultivation facilities, (iii) medical marijuana-infused products manufacturing facilities, (iv) retail marijuana stores, (v) retail marijuana cultivation facilities, or (vi) retail marijuana-infused products manufacturing facilities, (collectively referred to as the “Marijuana Facilities”), (b) provide guidance, direction and know-how to the Company and/or other parties or persons designated by the Company related to the business and know-how of growing, cultivating, dispensing, distributing manufacturing, operations, compliance, marketing, strategy, business development, licensing and/or management of marijuana for medical and/or retail purposes (as permitted by applicable state law), and (c) assist the Company with such other services related to the cannabis industry as the Company shall request, all as maybe permitted currently or maybe permitted from time to time in the future by applicable state and federal laws. In addition, for the benefit of the Company, Lotus agreed to complete all due diligence on each Marijuana Facility or such other entity or person as the Company requests and provide the Company with guidance and direction regarding the following aspects of the Marijuana Facilities operations: manufacturing, medical sales, retail sales, regulation and licensing, compliance, operations, marketing, grow management, environmental controls and client retention (all of such services are collectively referred to as the “Services”).

Under the terms of the Advisory Services Agreement, in consideration of the Services, the Company agreed to pay Lotus (i) an advisory fee of $150 per hour for the first 100 hours of Services and after such time, such hourly rate as the parties may agree, (ii) a nonrefundable success fee of $25,000 for each acquired Marijuana Facility license or already established and licensed Marijuana Facility or any completed Business Combination (as defined in the Advisory Services Agreement) consummated by the Company with the direct assistance and advice of Lotus, and (iii) a post-success services fee which shall be determined and agreed to by the parties under separate written agreements. The Company also agreed to issue to Erik Santus, a principal of Lotus, as of the date of the Advisory Services Agreement, warrants to purchase 1,250,000 restricted shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with each warrant being a 3-year cashless warrant to purchase one share of Common Stock at an exercise price of $0.01 per share (the “Initial Warrants”). The Initial Warrants vested immediately. In addition, the Company also agreed to issue to Mr. Santus warrants to purchase up to 2,000,000 restricted shares of Common Stock, with each warrant being a 3-year cashless warrant to purchase one share of Common Stock at an exercise price of $0.01 per share (the “Additional Warrants” and together with the Initial Warrants, the “Warrants”). The Additional Warrants shall be issued upon the closing of one or more Opportunities (as defined in the Advisory Services Agreement) and if the minimum value of such Opportunities aggregates to at least $2,000,000.

In connection with entering into the Advisory Services Agreement, on March 17, 2015, Green Energy Management Services, Inc. (“GEM”), a wholly owned subsidiary of the Company, entered into the Asset Purchase Agreement (the “APA”) with Barrett Green Management LLC (“BGM”), an affiliate of Barry P. Korn, the Company’s former Chief Executive Officer of the Company (please see more information in Item 5.02 below). Pursuant to the APA and related Assignment and Assumption Agreement, (i) GEM sold to BGM all of its assets (the “Asset Sale”) related to its energy saving lighting products and water conservation technology, including water valves, business (the “Energy Efficiency Business”), and (ii) BGM assumed all of GEM’s and the Company’s liabilities associated with any contracts related to the Energy Savings Business, including (a) any and all liabilities owed by the Company and/or GEM to Riverbay Corporation (“Riverbay”) under any of the contracts between the Company and/or GEM and Riverbay (including, any liabilities associated with repairing or replacing of the bulbs over the life of the lighting contract with Riverbay, estimated at approximately $260,000), and (b) any and all liabilities owed by the Company and/or GEM under the Assignment, Assumption and Indemnity Agreement, dated as of November 15, 2011 (collectively, the “Liabilities”). The consideration for the Asset Sale was BGM’s assumption of all of the Liabilities and Mr. Korn’s agreement to waive any payments or compensation due to him under his Employment Agreement with the Company. The total amount of such Liabilities, payments and compensation exceeded $357,000.

In connection with the Asset Sale, Mr. Korn resigned from all of his positions with the Company and entered into the Separation Agreement (see Item 5.02 for more information).

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All descriptions of the Advisory Services Agreement, the APA and the Assignment and Assumption Agreement herein are qualified in their entirety by reference to the text thereof filed as exhibits 10.1, 2.1 and 10.3, respectively, to this Current Report on Form 8-K (the “Current Report”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information regarding the Asset Sale pursuant to the APA set forth in Item 1.01, “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In March 2015, Water Tech World Wide, LLC (“Water Tech”), an affiliate of Dr. Robert Thomson, the Company’s current Interim Chief Executive Officer, Acting Chief Financial Officer and Chairman of the Board, exercised its warrant to purchase 5% of the aggregate number of shares of the Common Stock deemed outstanding on such exercise date, including upon the exercise of the warrant. The exercise of the warrant resulted in the exercise of 3,448,339 shares on a cashless basis, which resulted in the issuance of 2,972,049 restricted shares of the Common Stock. As part of the exercise, Water Tech assigned 1,723,757 shares of Common Stock to the Dr. Thomson’s son.

In March 2015, a certain unaffiliated investor (the “Investor”), exercised its warrant to purchase 5% of the aggregate number of shares of the Common Stock deemed outstanding on such exercise date, including upon the exercise of the warrant. The exercise of the warrant resulted in the issuance of 3,448,339 restricted shares of the Common Stock as the Investor paid the full exercise price in cash.

In March 2015, the Company entered into a Satisfaction and Release Agreement (the “CFA Agreement”) with Clearwater Financial Advisors, LLC (“CFA”) and its affiliates (collectively, the “CFA Affiliates”) pursuant to which the CFA Affiliates agreed to (i) convert $500,000 of the outstanding loans made by CFA to the Company from time to time into 2,000,000 shares of Common Stock, or $0.25 per share, (ii) and otherwise settle and waive any and all other outstanding claims, debts, amounts, payments and liabilities owed by the Company to CFA Affiliates (which exceeded $600,000, including the $500,000 that was converted), including any outstanding Company payables to CFA. The Separation Agreement contained certain customary representations, warranties and conditions, including without limitation, release of claims by the CFA Affiliates, confidentiality and non-disparagement terms. Upon the execution of the CFA Agreement all such outstanding claims and liabilities on the Company’s books have been written off and recorded as a conversion of debt into equity and/or a gain on settlement of debt.

The information regarding the issuance of the Warrants in connection with the Advisory Services Agreement set forth in Item 1.01, “Entry into a Material Definitive Agreement” above is incorporated herein by reference.

The information regarding the issuance of the warrants to Mr. Korn pursuant to the Separation Agreement set forth in Item 5.02, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the Advisory Services Agreement and the Asset Sale, effective as of March 17, 2015, Barry P. Korn, the Company’s former Chief Executive Officer, resigned from all of his positions with the Company.  Mr. Korn’s resignation was effective immediately.  Mr. Korn did not make this decision as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his resignation, on March 17, 2015, Mr. Korn entered into the Separation Agreement and General Release (the “Separation Agreement”) with the Company. The Separation Agreement contained certain customary representations, warranties and conditions, including without limitation, mutual release of claims, confidentiality and non-disparagement terms. Pursuant to the Separation Agreement, in connection with certain consulting services to be provided by Mr. Korn to the Company after March 17, 2015, Mr. Korn received warrants to purchase 500,000 restricted shares of the Company’s common stock, at an exercise price of $0.01 per share. The description of the Separation Agreement herein is qualified in its entirety by reference to the text thereof filed as exhibits 10.2 to this Current Report.

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(c) In connection with the Advisory Services Agreement and the Asset Sale, effective as of March 17, 2015, the Board appointed Dr. Thomson, the Company’s Acting Chief Financial Officer and Chairman of the Board of Directors, as the Company’s Interim Chief Executive Officer to replace the vacancy created by the resignation of Mr. Korn. Dr. Thomson’s biography and business experience is set forth in “Item 10. Directors, Executive Officers and Corporate Governance” of the Company’s Annual Report on Form 10-K (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2014. In connection with Dr. Thomson’s appointment, the Company may in the future negotiate the terms of an employment agreement with Dr. Thomson, which agreement will be subsequently subject to Board approval.  As of the date of this Current Report, Dr. Thomson has not yet entered into a written employment agreement or any other material plan, contract or arrangement with the Company in connection with such appointment.  As of the date of this Current Report, no grant or award of the Company’s common stock has been made to Dr. Thomson, in connection with his appointment as the Interim Chief Executive Officer of the Company.  The Company may grant equity and/or cash awards to Dr. Thomson in the future in consideration for his services as an officer and/or a director of the Company.

Other than as set forth in this Current Report, there is no arrangement or understanding between Dr. Thomson and any other persons pursuant to which Dr. Thomson was appointed as the Interim Chief Executive Officer of the Company.  There are no family relationships between Dr. Thomson and any of the Company’s officers or directors.  Other than as described herein or in the Company’s Quarterly Report and Annual Report filed with the SEC on January 5, 2015 and May 13, 2014, respectively, there are no other transactions to which the Company or any of its subsidiaries is a party in which Dr. Thomson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of March 17, 2015, by and between Green Energy Management Services, Inc. and Barrett Green Management LLC.
10.1*	Advisory Services Agreement, dated as of March 17, 2015, by and between the Company and Lotus MMJ Consulting, LLC.
10.2*	Separation Agreement and General Release, dated as of March 17, 2015, by and between the Company and Barry P. Korn.
10.3*	Assignment and Assumption Agreement, dated as of March 17, 2015, by and between Green Energy Management Services, Inc. and Barrett Green Management LLC.

* Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: March 23, 2015	By:	/s/ Dr. Robert Thomson
	Name:	Dr. Robert Thomson
	Title:	Interim Chief Executive Officer, Acting Chief Financial Officer and Chairman of the Board

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